Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the prospectus supplement dated April 19, 2011)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 3, 2011

Free Writing Prospectus

(To the Prospectus dated April 4, 2011, as

supplemented by the prospectus supplement

dated April 19, 2011)

Filed Pursuant to Rule 433

Registration Statement No. 333-173299

May 3, 2011

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Home » Auction #2915

Results

Zions Bancorporation Senior Note / 5 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information Issue Information

Auction Start: 4/20/2011 5:00 PM EDT Security Type: Corporate Bonds

Auction End: 5/3/2011 1:30 PM EDT Issue Type: Primary

Last Update: 5/3/2011 2:19:40 PM EDT Coupon: 5.500%

Auction Status: Over Maturity Date: 5/10/2016

More

Bidding Information

Buy Today! Information

Bids Final Market-Clearing Price: 100.335

Final Market-Clearing Yield*: 5.155%

Bidder Units Price Timestamp Awarded Amount Due

Bidder 13215 9 102.490 5/2/2011 10:09:04 PM 9 units $ 9,030.15

Bidder 21789 15 101.001 5/3/2011 9:43:14 AM 15 units $ 15,050.25

Bidder 27519 10 101.000 5/2/2011 1:28:36 PM 10 units $ 10,033.50

Bidder 14942 10 101.000 5/3/2011 11:38:35 AM 10 units $ 10,033.50

Bidder 23639 100 100.731 5/2/2011 4:07:13 PM 100 units $ 100,335.00

Bidder 24058 20 100.731 5/2/2011 4:22:40 PM 20 units $ 20,067.00

Bidder 27479 1 100.500 5/2/2011 4:55:53 PM 1 unit $ 1,003.35

Bidder 25590 10 100.497 5/3/2011 12:21:41 PM 10 units $ 10,033.50

Bidder 22789 5 100.497 5/3/2011 12:24:34 PM 5 units $ 5,016.75

Bidder 21441 5 100.496 5/2/2011 11:40:14 PM 5 units $ 5,016.75

Bidder 24504 4 100.496 5/3/2011 12:01:33 PM 4 units $ 4,013.40

Bidder 14032 5 100.496 5/3/2011 1:22:19 PM 5 units $ 5,016.75

Bidder 18493 25 100.486 4/29/2011 2:41:03 PM 25 units $ 25,083.75

Bidder 21311 5 100.486 5/1/2011 3:11:55 AM 5 units $ 5,016.75

Bidder 22516 50 100.486 5/2/2011 10:30:36 AM 50 units $ 50,167.50

Bidder 24205 20 100.486 5/2/2011 4:51:07 PM 20 units $ 20,067.00

Bidder 23102 5 100.486 5/3/2011 1:29:33 PM 5 units $ 5,016.75

Bidder 24626 20 100.486 5/3/2011 9:49:43 AM 20 units $ 20,067.00

Bidder 5075 15 100.389 5/3/2011 12:34:31 PM 15 units $ 15,050.25

Bidder 24582 5 100.389 5/3/2011 12:58:28 PM 5 units $ 5,016.75

Bidder 27473 14 100.389 5/3/2011 1:20:37 PM 14 units $ 14,046.90

Bidder 25080 40 100.380 5/3/2011 1:10:43 PM 40 units $ 40,134.00

Bidder 21477 8 100.365 5/3/2011 1:28:02 PM 8 units $ 8,026.80

Bidder 23086 25 100.340 5/3/2011 12:44:05 PM 25 units $ 25,083.75

Bidder 24302 110 100.335 5/2/2011 7:13:07 PM 74 units $ 74,247.90

Bidder 7335 100 100.320 5/3/2011 1:05:08 PM Rejected: Price

Bidder 25080 40 100.300 5/3/2011 12:17:57 PM Rejected: Price

Bidder 23428 1 100.291 5/2/2011 1:46:02 PM Rejected: Price

Bidder 7335 100 100.291 5/3/2011 12:12:03 PM Rejected: Price

Bidder 27479 1 100.250 5/2/2011 4:56:37 PM Rejected: Price

Bidder 25080 40 100.250 5/3/2011 12:09:15 PM Rejected: Price

Bidder 27522 3 100.242 5/2/2011 1:47:44 PM Rejected: Price

Bidder 7335 100 100.242 5/3/2011 12:07:41 PM Rejected: Price

Bidder 27502 1 100.213 4/29/2011 10:49:22 PM Rejected: Price

Bidder 7335 100 100.194 5/3/2011 12:04:46 PM Rejected: Price

Bidder 23086 25 100.145 5/3/2011 9:58:44 AM Rejected: Price

Bidder 25080 40 100.125 5/3/2011 10:40:30 AM Rejected: Price

Bidder 22271 80 100.100 4/29/2011 3:03:53 PM Rejected: Price

Bidder 23416 20 100.100 5/3/2011 10:05:58 AM Rejected: Price

Bidder 27540 50 100.100 5/3/2011 11:29:00 AM Rejected: Price

Bidder 19894 3 100.090 5/2/2011 2:33:45 PM Rejected: Price

Bidder 14942 10 100.050 5/3/2011 11:38:05 AM Rejected: Price

Bidder 18904 10 100.048 5/2/2011 10:31:09 AM Rejected: Price

Bidder 27103 1 100.025 5/3/2011 8:31:29 AM Rejected: Price

Bidder 23086 25 100.023 5/2/2011 9:29:03 PM Rejected: Price

Bidder 22926 5 100.001 5/2/2011 6:27:10 PM Rejected: Price

Bidder 24729	25	100.001	4/30/2011 3:09:27 PM	**Rejected: Price**	
Bidder 27526	100	100.001	5/2/2011 8:42:12 PM	**Rejected: Price**	
Bidder 26643	120	100.000	4/29/2011 4:59:01 PM	**Rejected: Price**	
Bidder 27500	5	100.000	4/29/2011 6:02:01 PM	**Rejected: Price**	
				« Prev. **Page** 1 **of 3**	**Next »**
			Auction Totals:	**500 units**	**$ 501,675.00**

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 14385	35	5.50%	4/21/2011 3:16:06 PM	35 units	$ 35,000.00
Bidder 27443	5	5.50%	4/22/2011 12:55:45 AM	5 units	$ 5,000.00
Bidder 13193	150	5.50%	4/22/2011 1:33:05 PM	150 units	$ 150,000.00
Bidder 24324	10	5.50%	4/23/2011 12:06:56 PM	10 units	$ 10,000.00
Bidder 23074	25	5.50%	4/25/2011 3:59:42 PM	25 units	$ 25,000.00
Bidder 23152	20	5.50%	4/26/2011 12:30:00 PM	20 units	$ 20,000.00
Bidder 21599	200	5.50%	4/27/2011 1:31:35 PM	200 units	$ 200,000.00
Bidder 21789	80	5.50%	4/27/2011 1:37:42 PM	80 units	$ 80,000.00
Bidder 23520	50	5.50%	4/27/2011 3:01:24 PM	50 units	$ 50,000.00
Bidder 23424	50	5.50%	4/28/2011 1:18:01 PM	50 units	$ 50,000.00
Bidder 24203	7	5.50%	4/29/2011 9:52:20 AM	7 units	$ 7,000.00
Bidder 27103	1	5.50%	4/29/2011 11:34:07 AM	1 unit	$ 1,000.00
Bidder 25156	30	5.50%	4/29/2011 11:50:15 AM	30 units	$ 30,000.00
Bidder 25252	2	5.50%	4/29/2011 11:51:42 AM	2 units	$ 2,000.00
Bidder 24530	5	5.50%	4/29/2011 12:35:51 PM	5 units	$ 5,000.00
Bidder 17810	30	5.50%	4/29/2011 12:42:41 PM	30 units	$ 30,000.00
Bidder 21817	120	5.50%	4/29/2011 12:51:16 PM	120 units	$ 120,000.00
Bidder 27479	3	5.50%	4/29/2011 1:20:48 PM	3 units	$ 3,000.00
Bidder 26861	120	5.50%	4/29/2011 1:36:18 PM	120 units	$ 120,000.00
Bidder 27496	3	5.50%	4/29/2011 2:13:32 PM	3 units	$ 3,000.00
Bidder 23436	100	5.50%	4/29/2011 2:29:30 PM	54 units	$ 54,000.00
			Auction Totals:	**1,000 units**	**$ 1,000,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by GRANT STREET GROUP Software That Works®

ZIONS DIRECT

ZIONS DIRECT AUCTIONS

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Home » Auction #2915

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FDIC-Insured CDs

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Stock

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Issuers

University
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Demos
Learn how to participate!

Think

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	4/20/2011 5:00 PM EDT
Auction End:	5/3/2011 1:30 PM EDT
Last Update:	**5/3/2011 2:20:30 PM EDT**
Auction Status:	**Over**

Bidding Information

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	5.500%
Maturity Date:	5/10/2016

More...

Buy Today! Information

Bids

Final Market-Clearing Price: 100.335

Final Market-Clearing Yield*: 5.155%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 14942	10	100.000	4/30/2011 8:09:12 AM	Rejected: Price	
Bidder 22548	20	100.000	4/30/2011 10:33:31 AM	Rejected: Price	
Bidder 18907	5	100.000	5/1/2011 2:15:06 PM	Rejected: Price	
Bidder 16745	10	100.000	5/1/2011 6:34:12 PM	Rejected: Price	
Bidder 26557	3	100.000	5/2/2011 8:24:47 AM	Rejected: Price	
Bidder 27514	500	100.000	5/2/2011 9:58:40 AM	Rejected: Price	
Bidder 21217	1	100.000	5/2/2011 4:26:27 PM	Rejected: Price	
Bidder 24406	1	100.000	5/2/2011 6:35:50 PM	Rejected: Price	
Bidder 24702	2	100.000	5/3/2011 12:50:58 AM	Rejected: Price	
Bidder 22191	2	100.000	5/3/2011 10:03:09 AM	Rejected: Price	
Bidder 25080	40	100.000	5/3/2011 10:37:15 AM	Rejected: Price	
Bidder 22516	50	99.999	4/23/2011 3:24:25 PM	Rejected: Price	
Bidder 23899	10	99.999	4/29/2011 12:50:57 PM	Rejected: Price	
Bidder 23639	100	99.999	4/29/2011 5:33:20 PM	Rejected: Price	
Bidder 24058	20	99.999	4/29/2011 5:39:11 PM	Rejected: Price	
Bidder 23400	110	99.999	4/29/2011 7:58:43 PM	Rejected: Price	
Bidder 18373	20	99.999	4/29/2011 9:08:35 PM	Rejected: Price	
Bidder 16791	100	99.999	4/29/2011 9:14:17 PM	Rejected: Price	
Bidder 26763	5	99.999	5/1/2011 11:09:29 AM	Rejected: Price	
Bidder 18907	5	99.999	5/1/2011 2:14:33 PM	Rejected: Price	
Bidder 21217	1	99.999	4/30/2011 11:47:23 AM	Rejected: Price	
Bidder 26557	3	99.999	5/2/2011 8:23:11 AM	Rejected: Price	
Bidder 26557	3	99.996	5/2/2011 8:22:12 AM	Rejected: Price	
Bidder 27489	10	99.990	4/30/2011 4:20:49 PM	Rejected: Price	
Bidder 2284	25	99.770	4/29/2011 12:57:53 PM	Rejected: Price	
Bidder 27489	15	99.750	4/30/2011 4:19:38 PM	Rejected: Price	
Bidder 19282	5	99.750	5/1/2011 4:10:16 PM	Rejected: Price	
Bidder 16791	100	99.567	4/29/2011 7:56:07 PM	Rejected: Price	
Bidder 27496	3	99.500	4/29/2011 5:42:04 PM	Rejected: Price	
Bidder 23436	500	99.500	5/2/2011 12:39:08 PM	Rejected: Price	
Bidder 27489	15	99.400	4/30/2011 4:19:14 PM	Rejected: Price	
Bidder 24729	25	99.259	4/21/2011 7:14:54 PM	Rejected: Price	
Bidder 27494	3	99.100	4/29/2011 6:06:44 PM	Rejected: Price	
Bidder 25025	25	99.000	4/29/2011 12:26:42 PM	Rejected: Price	
Bidder 27496	3	99.000	4/29/2011 2:13:32 PM	Rejected: Price	
Bidder 27489	15	99.000	4/30/2011 4:18:31 PM	Rejected: Price	
Bidder 27531	500	99.000	5/3/2011 10:49:08 AM	Rejected: Price	
Bidder 21771	1	98.813	4/29/2011 5:52:31 PM	Rejected: Price	
Bidder 26763	10	98.711	4/29/2011 11:58:49 AM	Rejected: Price	
Bidder 27496	3	98.500	4/29/2011 5:03:47 PM	Rejected: Price	
Bidder 16791	100	98.498	4/29/2011 3:18:43 PM	Rejected: Price	
Bidder 27489	15	98.200	4/29/2011 10:36:28 AM	Rejected: Price	
Bidder 21217	1	98.001	4/26/2011 9:42:21 PM	Rejected: Price	
Bidder 25252	3	98.000	4/29/2011 11:51:42 AM	Rejected: Price	
Bidder 27496	3	98.000	4/29/2011 2:13:32 PM	Rejected: Price	
Bidder 23928	20	98.000	4/29/2011 4:15:38 PM	Rejected: Price

Bidder 13193	50	97.871	4/22/2011 1:33:05 PM	Rejected: Price	
Bidder 21785	5	97.862	4/21/2011 11:40:01 AM	Rejected: Price	
Bidder 18373	10	97.862	4/22/2011 2:23:50 PM	Rejected: Price	
Bidder 23400	110	97.862	4/29/2011 7:57:11 PM	Rejected: Price	

« Prev. Page 2 of 3 Next »

Auction Totals:	500 units	$ 501,675.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 14385	35	5.50%	4/21/2011 3:16:06 PM	35 units	$ 35,000.00
Bidder 27443	5	5.50%	4/22/2011 12:55:45 AM	5 units	$ 5,000.00
Bidder 13193	150	5.50%	4/22/2011 1:33:05 PM	150 units	$ 150,000.00
Bidder 24324	10	5.50%	4/23/2011 12:06:56 PM	10 units	$ 10,000.00
Bidder 23074	25	5.50%	4/25/2011 3:59:42 PM	25 units	$ 25,000.00
Bidder 23152	20	5.50%	4/26/2011 12:30:00 PM	20 units	$ 20,000.00
Bidder 21599	200	5.50%	4/27/2011 1:31:35 PM	200 units	$ 200,000.00
Bidder 21789	80	5.50%	4/27/2011 1:37:42 PM	80 units	$ 80,000.00
Bidder 23520	50	5.50%	4/27/2011 3:01:24 PM	50 units	$ 50,000.00
Bidder 23424	50	5.50%	4/28/2011 1:18:01 PM	50 units	$ 50,000.00
Bidder 24203	7	5.50%	4/29/2011 9:52:20 AM	7 units	$ 7,000.00
Bidder 27103	1	5.50%	4/29/2011 11:34:07 AM	1 unit	$ 1,000.00
Bidder 25156	30	5.50%	4/29/2011 11:50:15 AM	30 units	$ 30,000.00
Bidder 25252	2	5.50%	4/29/2011 11:51:42 AM	2 units	$ 2,000.00
Bidder 24530	5	5.50%	4/29/2011 12:35:51 PM	5 units	$ 5,000.00
Bidder 17810	30	5.50%	4/29/2011 12:42:41 PM	30 units	$ 30,000.00
Bidder 21817	120	5.50%	4/29/2011 12:51:16 PM	120 units	$ 120,000.00
Bidder 27479	3	5.50%	4/29/2011 1:20:48 PM	3 units	$ 3,000.00
Bidder 26861	120	5.50%	4/29/2011 1:36:18 PM	120 units	$ 120,000.00
Bidder 27496	3	5.50%	4/29/2011 2:13:32 PM	3 units	$ 3,000.00
Bidder 23436	100	5.50%	4/29/2011 2:29:30 PM	54 units	$ 54,000.00
			Auction Totals:	1,000 units	$ 1,000,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

Entrust

ZIONS DIRECT

ZIONS DIRECT AUCTIONS

SIGN IN | REGISTER | CONTACT US

Home » Auction #2915

Auctions
View current auctions

Results Archive
View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University
Learn more about our auctions

Demos
Learn how to participate!

Think

WEEKLY UPDATE
Sign up to receive a free weekly email containing economic commentary, new-issue alerts, investing news, and much more.

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Last Name
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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	4/20/2011 5:00 PM EDT
Auction End:	5/3/2011 1:30 PM EDT
Last Update:	**5/3/2011 2:20:54 PM EDT**
Auction Status:	**Over**

Bidding Information

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	5.500%
Maturity Date:	5/10/2016

More...

Buy Today! Information

Bids

Final Market-Clearing Price: 100.335
Final Market-Clearing Yield*: 5.155%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 22548	20	97.862	4/30/2011 10:32:02 AM	Rejected: Price	
Bidder 25028	25	97.500	4/29/2011 9:32:18 AM	Rejected: Price	
Bidder 17852	10	97.500	5/2/2011 10:52:17 AM	Rejected: Price	
Bidder 24672	5	97.358	4/29/2011 3:13:27 PM	Rejected: Price	
Bidder 24672	5	97.253	4/29/2011 3:13:27 PM	Rejected: Price	
Bidder 16612	25	97.250	4/22/2011 4:15:39 PM	Rejected: Price	
Bidder 27487	10	97.250	4/29/2011 12:39:01 PM	Rejected: Price	
Bidder 16805	100	97.232	4/29/2011 11:27:12 AM	Rejected: Price	
Bidder 26631	1	97.100	4/26/2011 12:23:20 PM	Rejected: Price	
Bidder 23400	110	97.002	4/29/2011 2:26:57 PM	Rejected: Price	
Bidder 27488	5	97.000	4/29/2011 10:08:30 AM	Rejected: Price	
Bidder 27496	3	97.000	4/29/2011 2:13:32 PM	Rejected: Price	
			Auction Totals:	**500 units**	**$ 501,675.00**

« Prev. Page 3 of 3 Next »

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 14385	35	5.50%	4/21/2011 3:16:06 PM	35 units	$ 35,000.00
Bidder 27443	5	5.50%	4/22/2011 12:55:45 AM	5 units	$ 5,000.00
Bidder 13193	150	5.50%	4/22/2011 1:33:05 PM	150 units	$ 150,000.00
Bidder 24324	10	5.50%	4/23/2011 12:06:56 PM	10 units	$ 10,000.00
Bidder 23074	25	5.50%	4/25/2011 3:59:42 PM	25 units	$ 25,000.00
Bidder 23152	20	5.50%	4/26/2011 12:30:00 PM	20 units	$ 20,000.00
Bidder 21599	200	5.50%	4/27/2011 1:31:35 PM	200 units	$ 200,000.00
Bidder 21789	80	5.50%	4/27/2011 1:37:42 PM	80 units	$ 80,000.00
Bidder 23520	50	5.50%	4/27/2011 3:01:24 PM	50 units	$ 50,000.00
Bidder 23424	50	5.50%	4/28/2011 1:18:01 PM	50 units	$ 50,000.00
Bidder 24203	7	5.50%	4/29/2011 9:52:20 AM	7 units	$ 7,000.00
Bidder 27103	1	5.50%	4/29/2011 11:34:07 AM	1 unit	$ 1,000.00
Bidder 25156	30	5.50%	4/29/2011 11:50:15 AM	30 units	$ 30,000.00
Bidder 25252	2	5.50%	4/29/2011 11:51:42 AM	2 units	$ 2,000.00
Bidder 24530	5	5.50%	4/29/2011 12:35:51 PM	5 units	$ 5,000.00
Bidder 17810	30	5.50%	4/29/2011 12:42:41 PM	30 units	$ 30,000.00
Bidder 21817	120	5.50%	4/29/2011 12:51:16 PM	120 units	$ 120,000.00
Bidder 27479	3	5.50%	4/29/2011 1:20:48 PM	3 units	$ 3,000.00
Bidder 26861	120	5.50%	4/29/2011 1:36:18 PM	120 units	$ 120,000.00
Bidder 27496	3	5.50%	4/29/2011 2:13:32 PM	3 units	$ 3,000.00
Bidder 23436	100	5.50%	4/29/2011 2:29:30 PM	54 units	$ 54,000.00
			Auction Totals:	**1,000 units**	**$ 1,000,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions